SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  February 18, 2000


              ARI NETWORK SERVICES, INC.
(Exact name of registrant as specified in its charter)


     Wisconsin            0-19608           39-1388360
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)    Identification No.)
   incorporation)


         330 E. Kilbourn Avenue
          Milwaukee, Wisconsin                 53202
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (414) 278-7676




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Item 5.  Other Events.

     Mark L. Koczela, ARI's Executive Vice
President of Business Development and Administration and Secretary, has resigned his position with the Company effective February 18, 2000. After eight years of exemplary service with ARI, Mr. Koczela will assume the position of Vice President General Counsel of the Johnson Controls Battery Group, a $1.0 billion division of Johnson Controls Incorporated, a Fortune 200 company based in Milwaukee, Wisconsin. Mr. Koczela will be part of the executive management team and will have responsibility for all legal affairs of the JCI Battery
Group.  Brian E. Dearing, Chairman of the Board and
CEO, will serve as Secretary on an interim basis.

     ARI is actively recruiting a Vice President of Mergers & Acquisitions to replace Mr. Koczela in his role as the leader of ARI's business development program. The program, which has produced four very successful acquisitions in the last three years, will continue to be an integral part of ARI's growth strategy for the future.


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                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 21, 2000       ARI NETWORK SERVICES, INC.



                                By:   /s/ Brian E. Dearing
                                   ------------------------------------
                                    Brian E. Dearing, Chairman and CEO